Exhibit 99.1
FARO Announces Second Quarter Financial Results
•Revenue of $88.2 million, up 10% year over year, exceeded expectations
•Implemented cost reduction activities to realize targeted expense levels in third quarter
•Significant improvement in cash flow results in positive second quarter Free Cash Flow

LAKE MARY, FL, August 2, 2023 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the second quarter ended June 30, 2023.
“Second quarter revenue of $88.2 million, increased 10% year over year or 6% excluding the impact of prior year acquisitions, exceeded our expectations and was enabled by improved shipments of Quantum Max Arms and Vantage Laser Trackers,” said Yuval Wasserman, Executive Chairman. “Further, we were able to execute our cost reduction activities one quarter ahead of plan and now expect to realize our lower cost base in the third quarter. We remain focused on the execution of our hardware and software enabled strategy of providing 4D digital reality solutions to our customers in the large and growing 3D Metrology, AECO and Public Safety Analytics end markets.”
Second Quarter 2023 Financial Summary
•Total sales of $88.2 million, up 10% year over year or 6% excluding the impact of prior year acquisitions
•Software sales of $10.8 million, up 2% compared to the prior year period
•Recurring revenue of $16.4 million, down 4% year on year
•Gross margin of 37.8%, compared to 50.6% in the prior year period with the reduction primarily as a result of inventory write-offs that resulted from a sharper focus on core hardware products and material cost increases
•Non-GAAP gross margin of 48.0%, compared to 51.0% in the prior year period
•Operating expenses of $58.7 million, compared to $49.4 million in the prior year period with the increase primarily a result of $8.8 million in restructuring and other one-time charges
•Non-GAAP operating expenses of $44.1 million, compared to $43.2 million in the prior year period
•Net loss of $28.2 million, or $(1.49) per share compared to net loss of $8.6 million, or $(0.47) per share in the prior year period
•Non-GAAP net loss of $2.6 million, or $(0.14) per share compared to non-GAAP net loss of $0.6 million, or $(0.03) per share in the prior year period

•Adjusted EBITDA of $0.9 million, or 1.0% of total sales compared to an approximate $0.5 million, or 0.6% of total sales in the prior year period
•Cash and short-term investments of $88.5 million, compared to $88.6 million as of March 31, 2023
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Third Quarter 2023

For the third quarter ending September 30, 2023, FARO currently expects:
•Revenue in the range of $76 to $84 million
•Gross margin in the range of 45% to 47%. Non-GAAP gross margin in the range of 46% to 48%
•Operating expenses in the range of $50.9 to $53.4 million. Non-GAAP operating expenses in the range of $41.0 to $42.5 million
•Net loss per share in the range of ($1.25) to ($0.71). Non-GAAP net loss per share in the range of ($0.35) to ($0.10)
Conference Call
The Company will host a conference call to discuss these results on Wednesday, August 2, 2023, at 5:00 p.m. ET. Interested parties can access the conference call by dialing (800) 245-3047 (U.S.) or +1 (203) 518-9765 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the Company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.
Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, exclude the impact of purchase accounting intangible amortization expense and fair value adjustments, stock-based compensation, inventory reserve charge, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net loss before interest (income) expense, net, income tax expense and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding other (income) expense, net, stock-based compensation, inventory reserve charge, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net loss.
Free Cash Flow represents cash from operating activities less capital spending. Adjusted Free Cash Flow represents free cash flow further adjusted to exclude restructuring cash payments.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the third quarter of 2023, demand for and customer acceptance of FARO’s products, FARO’s product acquisitions, development and product launches, and FARO's growth, investment, strategic and restructuring plans and initiatives, including but not limited to the timing and amount of cost savings and other benefits expected to be realized from our strategic initiatives. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will,” "intend," “continue,” "believe," "expect," "may," "could" or "should," and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;

•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter;
•any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party;
•loss of future government sales;
•potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of general economic and financial market conditions, including in response to public health concerns;
•assumptions regarding the Company’s financial condition or future financial performance may be incorrect;
•the impact of fluctuations in foreign exchange rates and inflation rates; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 15, 2023, as supplemented by the Company’s Quarterly Reports on Form 10-Q, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts
FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Sales
Product	$67,603	$59,702	$132,843	$116,432
Service	20,608	20,215	40,335	40,141
Total sales	88,211	79,917	173,178	156,573
Cost of sales
Product	44,094	28,169	78,051	52,504
Service	10,794	11,311	22,088	22,607
Total cost of sales	54,888	39,480	100,139	75,111
Gross profit	33,323	40,437	73,039	81,462
Operating expenses
Selling, general and administrative	38,561	36,018	79,937	71,508
Research and development	11,662	12,042	24,380	24,170
Restructuring costs	8,450	1,333	12,688	1,932
Total operating expenses	58,673	49,393	117,005	97,610
Loss from operations	(25,350)	(8,956)	(43,966)	(16,148)
Other (income) expense
Interest expense (income)	1,003	(12)	1,838	(4)
Other expense (income), net	476	(1,636)	256	(1,649)
Loss before income tax	(26,829)	(7,308)	(46,060)	(14,495)
Income tax expense	1,416	1,266	3,349	3,766
Net loss	$(28,245)	$(8,574)	$(49,409)	$(18,261)
Net loss per share - Basic	$(1.49)	$(0.47)	$(2.62)	$(1.00)
Net loss per share - Diluted	$(1.49)	$(0.47)	$(2.62)	$(1.00)
Weighted average shares - Basic	18,920,675	18,266,747	18,871,007	18,267,783
Weighted average shares - Diluted	18,920,675	18,266,747	18,871,007	18,267,783

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$68,228	$37,812
Short-term investments	20,240	—
Accounts receivable, net	88,293	90,326
Inventories, net	41,560	50,026
Prepaid expenses and other current assets	38,551	41,201
Total current assets	256,872	219,365
Non-current assets:
Property, plant and equipment, net	23,247	19,720
Operating lease right-of-use assets	13,315	18,989
Goodwill	108,883	107,155
Intangible assets, net	48,643	48,978
Service and sales demonstration inventory, net	23,063	30,904
Deferred income tax assets, net	24,221	24,192
Other long-term assets	4,039	4,044
Total assets	$502,283	$473,347
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,241	$27,286
Accrued liabilities	29,979	23,345
Income taxes payable	10,056	6,767
Current portion of unearned service revenues	35,767	36,407
Customer deposits	5,584	6,725
Lease liabilities	5,140	5,709
Total current liabilities	107,767	106,239
Loan - 5.50% Convertible Senior Notes	72,491	—
Unearned service revenues - less current portion	21,017	20,947
Lease liabilities - less current portion	12,463	14,649
Deferred income tax liabilities	11,928	11,708
Income taxes payable - less current portion	5,292	8,706
Other long-term liabilities	39	49
Total liabilities	230,997	162,298
Commitments and contingencies
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 20,321,490 and 20,156,233 issued, respectively; 18,946,798 and 18,780,013 outstanding, respectively	20	20
Additional paid-in capital	336,534	328,227
Retained earnings	(2,621)	46,788
Accumulated other comprehensive loss	(31,992)	(33,331)
Common stock in treasury, at cost - 1,374,692 and 1,376,220 shares held, respectively	(30,655)	(30,655)
Total shareholders’ equity	271,286	311,049
Total liabilities and shareholders’ equity	$502,283	$473,347

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash flows from:
Operating activities:
Net loss	$(49,409)	$(18,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,925	6,655
Stock-based compensation	8,584	6,358
Inventory write-downs	8,132	—
Asset impairment charges	4,571	—
Deferred income tax expense (benefit) and other non-cash charges	(41)	80
Provision for excess and obsolete inventory	1,033	82
Amortization of debt discount and issuance costs	181	—
Loss on disposal of assets	130	6
Provisions for bad debts, net of recoveries	408	(48)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	3,280	5,102
Inventories	1,587	4,311
Prepaid expenses and other current assets	3,105	(6,101)
(Decrease) Increase in:
Accounts payable and accrued liabilities	(277)	(2,398)
Income taxes payable	(263)	1,007
Customer deposits	(1,210)	1,769
Unearned service revenues	(750)	(1,822)
Other liabilities	(193)	—
Net cash used in operating activities	(13,207)	(3,260)
Investing activities:
Purchases of property and equipment	(4,312)	(3,481)
Purchases of short-term investments	(20,024)	—
Cash paid for technology development, patents and licenses	(3,616)	(5,548)
Net cash used in investing activities	(27,952)	(9,029)
Financing activities:
Payments on finance leases	(105)	(116)
Payments for taxes related to net share settlement of equity awards	(277)	(1,165)
Proceeds from issuance of 5.50% Convertible Senior Notes, due 2028, net of discount, issuance cost and accrued interest	72,310	—
Net cash provided by (used in) financing activities	71,928	(1,281)
Effect of exchange rate changes on cash and cash equivalents	(353)	(6,450)
Increase (Decrease) in cash and cash equivalents	30,416	(20,020)
Cash and cash equivalents, beginning of period	37,812	121,989
Cash and cash equivalents, end of period	$68,228	$101,969

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share data)	2023	2022	2023	2022
Gross profit, as reported	$33,323	$40,437	$73,039	$81,462
Stock-based compensation (1)	419	284	691	483
Inventory reserve charge (3)	8,132	—	8,132	—
Restructuring and other costs (2)	435	—	870	—
Non-GAAP adjustments to gross profit	8,986	284	9,693	483
Non-GAAP gross profit	$42,309	$40,721	$82,732	$81,945
Gross margin, as reported	37.8%	50.6%	42.2%	52.0%
Non-GAAP gross margin	48.0%	51.0%	47.8%	52.3%

Selling, general and administrative, as reported	$38,561	$36,018	$79,937	$71,508
Stock-based compensation (1)	(3,554)	(2,512)	(6,122)	(4,733)
Purchase accounting intangible amortization	(688)	(181)	(1,361)	(382)
Non-GAAP selling, general and administrative	$34,319	$33,325	$72,454	$66,393

Research and development, as reported	$11,662	$12,042	$24,380	$24,170
Stock-based compensation (1)	(977)	(695)	(1,771)	(1,142)
Purchase accounting intangible amortization	(541)	(490)	(1,040)	(1,035)
Non-GAAP research and development	$10,144	$10,857	$21,569	$21,993

Operating expenses, as reported	$58,673	$49,393	$117,005	$97,610
Stock-based compensation (1)	(4,531)	(3,207)	(7,893)	(5,875)
Restructuring and other costs (2)	(8,809)	(2,317)	(13,842)	(2,916)
Purchase accounting intangible amortization	(1,229)	(671)	(2,401)	(1,417)
Non-GAAP adjustments to operating expenses	(14,569)	(6,195)	(24,136)	(10,208)
Non-GAAP operating expenses	$44,104	$43,198	$92,869	$87,402

Loss from operations, as reported	$(25,350)	$(8,956)	$(43,966)	$(16,148)
Non-GAAP adjustments to gross profit	8,986	284	9,693	483
Non-GAAP adjustments to operating expenses	14,569	6,195	24,136	10,208
Non-GAAP loss from operations	$(1,795)	$(2,477)	$(10,137)	$(5,457)

Net loss, as reported	$(28,245)	$(8,574)	$(49,409)	$(18,261)
Non-GAAP adjustments to gross profit	8,986	284	9,693	483
Non-GAAP adjustments to operating expenses	14,569	6,195	24,136	10,208
Income tax effect of non-GAAP adjustments	(5,888)	(1,775)	(8,457)	(2,742)
Other tax adjustments (4)	7,959	3,246	14,342	7,183
Non-GAAP net loss	$(2,619)	$(624)	$(9,695)	$(3,129)

Net loss per share - Diluted, as reported	$(1.49)	$(0.47)	$(2.62)	$(1.00)
Stock-based compensation (1)	0.26	0.19	0.46	0.35
Restructuring and other costs (2)	0.49	0.13	0.78	0.16
Inventory reserve charge (3)	0.43	—	0.43	—
Purchase accounting intangible amortization	0.06	0.04	0.13	0.08
Income tax effect of non-GAAP adjustments	(0.31)	(0.10)	(0.45)	(0.15)
Other tax adjustments (4)	0.42	0.18	0.76	0.39
Non-GAAP net loss per share - Diluted	$(0.14)	$(0.03)	$(0.51)	$(0.17)

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(3) During the second quarter of 2023, we recorded a charge of $8.1 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our product portfolio and cease selling certain products.

(4) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(28,245)	$(8,574)	$(49,409)	$(18,261)
Interest (income) expense, net	1,003	(12)	1,838	(4)
Income tax expense	1,416	1,266	3,349	3,766
Depreciation and amortization	3,947	3,643	7,925	6,655
EBITDA	(21,879)	(3,677)	(36,297)	(7,844)
Other (income) expense, net	476	(1,636)	256	(1,649)
Stock-based compensation	4,950	3,491	8,584	6,358
Inventory reserve charge (3)	8,132	—	8,132	—
Restructuring and other costs (1)	9,244	2,317	14,712	2,916
Adjusted EBITDA	$923	$495	$(4,613)	$(219)
Adjusted EBITDA margin (2)	1.0%	0.6%	(2.7)%	(0.1)%

(1) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

(3) During the second quarter of 2023, we recorded a charge of $8.1 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our product portfolio and cease selling certain products.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Total sales to external customers as reported
Americas (1)	$41,358	$34,667	$83,701	$71,344
EMEA (1)	24,855	21,555	49,020	43,691
APAC (1)	21,998	23,695	40,457	41,538
	$88,211	$79,917	$173,178	$156,573

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Total sales to external customers in constant currency (2)
Americas (1)	$40,973	$34,752	$83,211	$71,241
EMEA (1)	23,944	21,159	47,633	41,848
APAC (1)	22,688	23,188	41,232	39,812
	$87,605	$79,099	$172,076	$152,901

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Hardware	$56,816	$49,174	$111,778	$95,626
Software	10,786	10,528	21,065	20,806
Service	20,609	20,215	40,335	40,141
Total Sales	$88,211	$79,917	$173,178	$156,573

Hardware as a percentage of total sales	64.4%	61.5%	64.5%	61.1%
Software as a percentage of total sales	12.2%	13.2%	12.2%	13.3%
Service as a percentage of total sales	23.4%	25.3%	23.3%	25.6%

Total Recurring Revenue (3)	$16,396	$17,119	$33,081	$33,592
Recurring revenue as a percentage of total sales	18.6%	21.4%	19.1%	21.5%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$5,137	$3,777	$(13,207)	$(3,260)
Purchases of property and equipment	(2,624)	(1,039)	(4,312)	(3,481)
Cash paid for technology development, patents and licenses	(1,796)	(2,936)	(3,616)	(5,548)
Free Cash Flow	717	(198)	(21,135)	(12,289)
Restructuring cash payments	3,192	2,161	3,988	2,835
Adjusted Free Cash Flow	$3,909	$1,963	$(17,147)	$(9,454)

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal Quarter Ending 9/30/2023
	Low	High
GAAP diluted loss per share range	$(1.25)	$(0.71)
Stock-based compensation	0.29	0.29
Purchase accounting intangible amortization	0.07	0.07
Restructuring and other costs	0.34	0.13
Non-GAAP tax adjustments	0.20	0.12
Non-GAAP diluted loss per share	$(0.35)	$(0.10)